                               EXHIBIT 11(a)
                               -------------

                              GROSSMAN'S INC.

                     COMPUTATION OF EARNINGS PER SHARE
                   (in thousands, except per share data)

                              THREE MONTHS ENDED       NINE MONTHS ENDED
                                 SEPTEMBER 30,           SEPTEMBER 30,
                              --------------------    --------------------
                                1995        1994        1995        1994
                                ----        ----        ----        ----
Net income (loss) for
primary and fully diluted
earnings per share            $15,320    $    505     $ 5,704    $   (868)
                              ========   =========    =========  =========

Weighted average number
  of shares outstanding        26,031      25,823       25,949     25,748

Net effect of dilutive
  stock options                    -           -           -           -
                             ---------   ---------    ---------  ---------

Total weighted average
  shares outstanding and
  common stock equivalents
  used in primary
  calculation of earnings
  per share                    26,031      25,823       25,949     25,748

Additional dilution from
  stock options                    -           76          -           -
                              --------    ---------   ---------  ---------

Total weighted average
  shares outstanding and
  common stock equivalents
  used in fully diluted
  calculation of earnings
  per share                    26,031      25,899       25,949     25,748
                              ========   =========    =========  =========


Primary earnings (loss)
  per share                    $ 0.59      $ 0.02      $ 0.22      $(0.03)
                              ========   =========    =========  =========

Fully diluted earnings
  (loss) per share             $ 0.59      $ 0.02      $ 0.22      $(0.03)
                              ========   =========    =========  =========

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